SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2013 (November 8, 2013)

Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (412) 562-0900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Education Management Corporation (the "Company") held its 2013 Annual Meeting of Shareholders on November 8, 2013 (the "Annual Meeting"). Set forth below are the matters the shareholders voted on and the final voting results.

Item 1 - Election of Directors

Each of the following ten Directors, who were nominated to hold office for a term of one year and until their respective successors are duly elected and qualified, were elected by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward H. West	109,505,421	909,108	1,193,776
Samuel C. Cowley	110,315,531	98,998	1,193,776
William R. Johnson	103,891,403	6,523,126	1,193,776
Adrian M. Jones	101,360,186	9,054,343	1,193,776
Jeffrey T. Leeds	101,360,199	9,054,330	1,193,776
John R. McKernan, Jr.	103,388,967	7,025,562	1,193,776
Leo F. Mullin	108,908,526	1,506,003	1,193,776
Brian A. Napack	108,911,476	1,503,053	1,193,776
Paul J. Salem	101,997,591	8,416,938	1,193,776
Peter O. Wilde	101,300,949	9,113,580	1,193,776

Item 2 - Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014

The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014 was ratified by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,542,990	65,315	0	0

Item 3 - Amendments to the 2012 Omnibus Long-Term Incentive Plan

The amendments to the 2012 Omnibus Long-Term Incentive Plan were approved by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,710,153	1,700,916	3,460	1,193,776

Item 8.01 - Other Events.

On November 8, 2013, prior to the Annual Meeting of Shareholders, General Lester Lyles informed the Company that he is unavailable to stand for election for family reasons. As disclosed on Page 5 of our Proxy Statement dated October 7, 2013, if a nominee is unavailable for election, the Board may reduce the number of directors to be elected at the Annual Meeting. On November 8, 2013, prior to the Annual Meeting, the Board, by resolution, reduced the size of the Board to ten members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:        _/s/ J. DEVITT KRAMER_________
Name:    J. Devitt Kramer
Title:    Senior Vice President, General Counsel & Secretary

Dated:  November 8, 2013